Exhibit 99.1

POWERSECURE ANNOUNCES FEDERAL COURT’S DISMISSAL OF CLASS ACTION LAWSUIT

WAKE FOREST, N.C. – September 18, 2015 – PowerSecure International, Inc. (NYSE: POWR) today announced that the United States District Court for the Eastern District of North Carolina has granted the company’s motion to dismiss the purported securities class action lawsuit filed against it and certain of its executive officers.

The amended complaint, filed on December 29, 2014, alleged that certain statements made by the defendants during the purported class period from August 8, 2013 through May 7, 2014 violated federal securities laws.

“We are very pleased with the court’s ruling as we have maintained from the start of this proceeding that the allegations were without merit,” said Sidney Hinton, chief executive officer of PowerSecure.

The purported securities class action lawsuit was dismissed with leave to amend. The federal court has given the plaintiff until October 16, 2015 to file an amended complaint. If the plaintiff chooses not to amend the complaint, the case will be dismissed with prejudice and a final judgment will be entered. If judgment is entered, the court’s decision could then be appealed by the plaintiff. The company and other defendants will continue to vigorously defend against any such further proceedings.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation® (IDG®), energy efficiency, utility infrastructure and solar energy.

The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which we offer, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users.

PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the nature and outcome of any further proceedings in the purported class action lawsuit discussed in this press release.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the effects of pending and future litigation, claims and disputes, including the risks and uncertainties associated with the potential filing of an amended complaint in the purported securities class action, a potential appeal and reversal of the court’s dismissal and the ultimate resolution and outcome of the lawsuit; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103

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